SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

| |  Preliminary Information Statement
| |  Confidential,   for  Use  of  the   Commission   Only  (as   permitted   by
     Rule14c-5(d)(2))
|X|  Definitive Information Statement

                          Las Vegas Resorts Corporation
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  None required

| |  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     1)   Amount previously paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          Las Vegas Resorts Corporation
                              211 West Wall Street
                             Midland, TX 79701-4556

                           Written Consent Relating to
                             Reverse Split of Common
                                  Capital Stock



     NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing approximately 56.52% of our outstanding shares of common stock approving an amendment of the company's Certificate of Incorporation to effect a one-for-fifteen hundred reverse split of the common stock, par value $.001 per share, of Las Vegas Resorts Corporation

                        We are not asking you for a proxy
                  and you are requested not to send us a proxy.

     As of the close of business on September 20, 2005, the record date for shares entitled to notice of the reverse split, there were 376,862,000 shares of our common stock outstanding. Each share of our common stock is entitled to one vote in connection with the reverse stock split. Prior to the mailing of this Information Statement, holders of approximately 56.52% of our outstanding shares of common stock signed a written consent approving the amendment of the Certificate of Incorporation to effect the one-for-fifteen hundred reverse stock split. As a result of the reverse split, the total number of issued and outstanding shares of our common stock will be reversed from 376,862,000 shares to 251,241 shares.

By Order of the Board of Directors,

/s/ Glenn A. Little

Glenn A. Little, President, Chief Executive Officer and Chief Financial Officer

September 21, 2005

                                     SUMMARY

Transaction:        Amendment of Articles of  Incorporation  to effect a Reverse
                    Stock Split.

Purpose: To facilitate our efforts to affect a business combination with a private company that has ongoing business operations.

                    The purpose of this Information Statement is to inform those holders of our common stock who have not given us their written consent to the foregoing corporate action and its effects.

Record Date:        September 20, 2005

Exchange Ratio:     One share of common  stock will be issued  for each  fifteen hundred shares of our common stock held as of the record date. Holders of less than fifteen hundred shares shall be entitled to receive $0.01 per share upon delivery of their certificate to the transfer agent.

Effective Date:     20 days after the mailing of this Information Statement


                                 STOCK OWNERSHIP

     The following table sets forth information as of September 20, 2005, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and our other executive officer, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

     The mailing address for Mr. Little is 211 West Wall Street, Midland, Texas 79701-4556.


                                                                  Percentage
                           Shares Beneficially Owned              Outstanding

                             Before         After          Before             After
Name                       Stock Split   Stock Split   Stock Split (1)   Stock Split (2)
----                       -----------   -----------   ---------------   ---------------
Glenn A. Little            213,019,552   142,013       56.52%            56.52%

All Officers and           213,019,552   142,013       56.52%            56.52%
Directors as a group (1
Person)
------------------------

(1) In determining the percent of voting stock owned by a person before the stock split, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of
(i) the 376,862,000 shares of common stock outstanding on September 20, 2005, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(2) In determining the percent of voting stock owned by a person after the stock split (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 251,241 shares of common stock that will be outstanding after the reverse split and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

           AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF LAS VEGAS RESORT CORPORATION'S COMMON STOCK
                      AT A RATIO OF ONE-FOR-FIFTEEN HUNDRED

General

     The Board of Directors unanimously adopted a resolution seeking stockholder approval to grant the Board of Directors authority to amend our Articles of Incorporation (the "Certificate") to effect a reverse stock split of our common stock. Holders of a majority of our common stock approved the Boards' recommendation of amending the Articles to effect a one-for-fifteen hundred reverse stock split by consent in lieu of Special Meeting on August 24, 2005.

     The reverse stock split, when implemented, will not change the number of authorized shares of common stock or the par value of the common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns fifteen hundred or more shares will hold the same


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

percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

     By reducing the number of shares of our common stock that is issued and outstanding from 376,862,000 to 251,241 shares, we believe that we will be better positioned to effect a business strategy of entering into a business combination with a private entity that has current business operations so as to enhance the value of our common stock.

     Our company may be referred to as a shell corporation. Shell corporations have zero or nominal assets and typically no stated or contingent liabilities. Private companies wishing to become publicly trading may wish to merge with a shell (a reverse merger) whereby the stockholders of the private company become the majority of the stockholders of the combined company. The private company may purchase for cash all or a portion of the common shares of the shell corporation from its major stockholders. Typically, the board and officers of the private company become the new board and officers of the combined company and often the name of the private company becomes the name of the combined company.

     At the present time, we have not reached any agreement or definitive understanding with any person concerning an acquisition.

     Our search will be directed toward enterprises that have a desire to become public corporations. In addition these enterprises may wish to satisfy, either currently or in the reasonably near future, the minimum tangible asset requirement in order to qualify shares for trading on NASDAQ or on an exchange such as the American Stock Exchange. We intend to concentrate our acquisition efforts on businesses that we believe may realize a substantial benefit from being publicly owned.

     We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

     To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of a variety of factors, including, but not limited to, the possible need to expand substantially, shift marketing approaches, change product emphasis, change or substantially augment management, raise capital and the like.

     It is anticipated that we will not be able to diversify, but will essentially be limited to the acquisition of one business opportunity because of our limited financing. This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another.

     The analysis of business opportunities will be undertaken by or under the supervision of our officers and directors, none of who are professional business analysts. Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or the total amount of fees that may be paid. However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in stock and not in cash.

     Otherwise, in analyzing potential business opportunities, our management anticipates that it will consider, among other things, the following factors:

     1. Potential for growth and profitability indicated by new technology, anticipated market expansion, or new products;

     2. Our perception of how any particular business opportunity will be received by the investment community and by our stockholders;

     3. Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming, sufficient to enable our securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15g-9 adopted by the Securities and Exchange Commission.

     4. Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

     5. The extent to which the business opportunity can be advanced;

     6. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

     7. Strength and diversity of existing management or management prospects that are scheduled for recruitment;


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

     8. The cost of participation by us as compared to the perceived tangible and intangible values and potential; and

     9. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

     No one of the factors described above will be controlling in the selection of a business opportunity, and we will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     We are unable to predict when we may participate in a business opportunity.

Certain Risks Associated With the Reverse Stock Split

     There is no assurance that once the reverse split is effected we will be able to consummate a business combination.

     The market price per new share of common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of common stock outstanding before the reverse stock split ("Old Shares"). Accordingly, the total market capitalization of common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

Principal Effects of the Reverse Stock Split

Corporate Matters.

     The reverse stock split will affect all stockholders who hold at least fifteen hundred shares uniformly and will not affect such stockholders' percentage ownership interests in the company. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.

     No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who hold less than fifteen hundred shares will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment of $0.01 per share in lieu thereof.

Authorized Shares.

     Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding based on the reverse stock split ratio. As of September 20, 2005, we had 495,000,000 shares of common stock authorized and 376,862,000 shares of common stock outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

Accounting Matters.

     The reverse stock split will not affect the par value of common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect.

     The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company). The reverse stock split proposal is not being proposed in response to any effort by a third party of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     On the Effective Date, we will file an Certificate of Amendment ("Amended Certificate") with the Secretary of State of the State of Nevada to amend our Articles of Incorporation. The reverse stock split will become effective upon the filing of the Amended Certificate by the State of Nevada, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     Our transfer agent, Nevada Agency and Trust located at 50 West Liberty Street, Suite 800, Reno, Nevada 89501, is acting as exchange agent for purposes of implementing the exchange of stock certificates and the payment of cash proceeds to those stockholders owning less than one share of common stock. Holders of Old Shares are being asked to surrender certificates representing Old Shares for either certificates representing New Shares or a cash payment in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued or cash paid to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

No Dissenters' Rights

     Under Nevada Law, stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

     EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                      MARKET FOR THE COMPANY'S COMMON STOCK

     Our common stock is traded on the Over the Counter Bulletin Board under the symbol "LVRC."

                        ADDITIONAL AVAILABLE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or may be accessed at www.sec.gov.

                              LETTER OF TRANSMITTAL
       To accompany shares of common Stock, par value $.001 per share, of

                          LAS VEGAS RESORTS CORPORATION

To:  Nevada Agency & Trust
     Exchange Agent for Las Vegas Resorts Corporation
     50 West Liberty Street, Suite 800
     Reno, NV 89501

Ladies & Gentlemen:

     Surrendered herewith are shares of old Common Stock, par value $.001 per share (the "Old LVRC Shares"), of Las Vegas Resorts Corporation ("LVRC") numbered and registered as listed below in exchange for shares of common stock, par value $.001 per share of LVRC (the "New LVRC Shares"), on the basis of one New LVRC Share for fifteen hundred Old LVRC Shares. Stockholders who hold less than fifteen hundred shares will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment of $0.01 per share in lieu thereof.

     Item A and D of this Letter of Transmittal must be completed in all cases.

     PLEASE  FOLLOW  CAREFULLY  THE  "INSTRUCTIONS  TO  LETTER  OF  TRANSMITTAL"
ENCLOSED
Item A.
--------------------------------------------------------------------------------
Name and Address of Registered Owner     Certificate Number     Number of Shares
------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------

------------------------------------     ------------------     ----------------
                                         Total...........
--------------------------------------------------------------------------------
     The undersigned represents and warrants to LVRC that the undersigned is the lawful owner(s) of the above described Old LVRC Shares and that the undersigned holds the Old LVRC Shares free and clear of all liens, charges or encumbrances whatsoever.

IF THE NAME AND ADDRESS SHOWN ARE NOT CORRECT, PLEASE INDICATE CHANGES. THE ABOVE DESCRIBED OLD LVRC SHARES ARE SURRENDERED BY YOU FOR THE ACTION INDICATED
BELOW:

             Item B.                                      Item C.
 SPECIAL ISSUANCE INSTRUCTIONS                 SPECIAL MAILING INSTRUCTIONS
To be completed ONLY if New LVRC           To be completed ONLY if New LVRC
Shares and/or payment for Old LVRC         Shares and/or payment for Old LVRC
Shares are to be issued in a name          Shares are to be mailed to an address
other than as indicated in Item A          other than as indicated in Item A
above (see Instructions 3 and 4).          above (see Instructions 1).

Issue to:                                  Mail to:
Name                                       Name
    ------------------------------             ---------------------------------
                   (type or print)                               (type or print)
Address                                    Address
       ---------------------------                ------------------------------
----------------------------------         -------------------------------------
Social Security #                          Social Security #
                 -----------------                          --------------------

Item D.
                              REQUIRED SIGNATURE(S)
The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) on the Old LVRC Shares or the name(s) of the person(s) to whom the Old LVRC Shares have been properly assigned and transferred (see Instructions 1,3, and 4).

PLEASE
SIGN HERE
                  -----------------------------------
                  Signature

                  -----------------------------------
                  Title (If applicable)

                  -----------------------------------
                  S.S. No. or Taxpayer I.D. No.

                  -----------------------------------
                  Telephone Number

                  -----------------------------------
                  Date

PLEASE SIGN HERE IF JOINT OWNERSHIP

                  -----------------------------------
                  Signature

                  -----------------------------------
                  Title (If applicable).

                  -----------------------------------
                  S.S. No. or Taxpayer I.D. No.

                  -----------------------------------
                  Telephone Number

                  -----------------------------------
                  Date


                      SIGNATURE(S) GUARANTEED, IF REQUIRED
                           (See Instructions 3 and 4)

Firm:
                  -----------------------------------
                  (Please Print)

By:
                  -----------------------------------
                  (Authorized Signature)

                  -----------------------------------
                  Title

                  -----------------------------------
                  Date

                      INSTRUCTIONS TO LETTER OF TRANSMITTAL

1.   General

     Please do not send certificates representing the Old LVRC Shares ("Old LVRC Share Certificates") directly to LVRC. Your Old LVRC Share Certificate(s), together with your signed and completed Letter of Transmittal and any required supporting documents (see Instructions 3 and 4 below), should be mailed or otherwise delivered to Nevada Agency & Trust, the Exchange Agent, at the address indicated on the Letter of Transmittal. The method of delivery is at your option and risk, but, if mail is used, registered insured mail, return receipt requested, is suggested.

     Items A and D of the Letter of Transmittal must be completed in all cases.

     If you wish New LVRC Shares and/or payment for Old LVRC Shares to be mailed to an address other than that shown in Item A on the Letter of Transmittal, you MUST complete Item C of the Letter of Transmittal.

2.   Issuance of New LVRC Shares; Payment for Old LVRC Shares

     To receive your New LVRC Share(s) or your cash payment, your Old LVRC Share Certificates and a completed Letter of Transmittal must be sent to Nevada Agency & Trust at the address indicated on the Letter of Transmittal. Your New LVRC Share(s) will be sent to you when your Old LVRC Share Certificates and Letter of Transmittal have been received by Nevada Agency & Trust.

     If the New LVRC Shares are to be issued in the same name(s) as the name(s) in which the surrendered Old LVRC Share Certificates are registered, complete Items A and D on the Letter of Transmittal.

     If the New LVRC Shares are to be issued in a different name, see instruction 3 and complete Items A, B and D on the Letter of Transmittal.

3.   Certificate to be Issued in a Different Name

     If a certificate for New LVRCr Shares ("New LVRC Share Certificate") is to be issued in a name other than that of the registered holder(s) of the Old LVRC Shares, your Old LVRC Share Certificate must be properly endorsed on the back thereof or be accompanied by appropriate stock powers, properly executed by the registered holder(s), so that the endorsements or stock powers are signed exactly as the name(s) of the registered holder(s) appear on the Old LVRC Share Certificates, and the signature(s) must be properly guaranteed by a commercial bank or trust company in the United States or by a firm that is a member of a registered national securities exchange. Complete Items A, B and D on the Letter of Transmittal.

4.   Signature by Other than Registered Holder

     If the Letter of Transmittal is signed in Item D by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and Old LVRC Shares Certificates must be accompanied by evidence satisfactory to Nevada Agency & Trust of the authority of that person to sign the Letter of Transmittal.

     If the Letter of Transmittal is signed in Item D by someone other than the registered holder(s) who is not a person described in the preceding paragraph, the Old LVRC Share Certificate must be properly endorsed or accompanied by appropriate stock powers, properly executed by the registered holder(s), so that the endorsements or stock powers are signed exactly as the name(s) of the registered holder(s) appear on the Old LVRC Share Certificate, and the signature(s) must be properly guaranteed by a commercial bank or trust company in the United States or by a firm that is a member of a registered national securities exchange. Complete Item A, B and D on the Letter of Transmittal.

5.   Lost or Destroyed Old LVRC Share Certificate

     If your Old LVRC Share Certificates have been either lost or destroyed, notify Nevada Agency & Trust of this fact promptly at the address set forth on the Letter of Transmittal. You will then be instructed as to the steps you must take in order to surrender your Old LVRC Share Certificates for exchange.

6.   Backup Withholding

     Under federal income tax law, Nevada Agency & Trust may be required to withhold 20 percent of payments to holders presenting their Old LVRC Share Certificates) for exchange who have failed to furnish a social security or other taxpayer identification number to Nevada Agency & Trust, have furnished an incorrect number, have failed to report interest or dividends correctly or under certain circumstances have failed to provide a statement, certified to be correct under penalty of perjury, as to their correct social security or other taxpayer identification number and that they are not subject to backup withholding. Certification may be made to Nevada Agency & Trust on Substitute Form W9. Stockholders who have questions about their status under the law should contact their attorneys, tax advisors, or the Internal Revenue Service.

7.   Questions on How to Submit Your Old LVRC Share Certificates

     Questions and requests for assistance on how to submit your Old LVRC
  Share Certificates should be directed to Nevada Agency & Trust at the address set forth on the Letter of Transmittal